NEWS RELEASE
CONTACT:	6110 Executive Blvd., Suite 800
William T. Camp	Rockville, Maryland 20852
Executive Vice President and	Tel 301-984-9400
Chief Financial Officer	Fax 301-984-9610
E-Mail: bcamp@writ.com	www.writ.com

October 23, 2013
WASHINGTON REAL ESTATE INVESTMENT TRUST ANNOUNCES THIRD QUARTER FINANCIAL AND OPERATING RESULTS
Washington Real Estate Investment Trust (“WRIT” or the “Company”) (NYSE: WRE), a leading owner and operator of diversified properties in the Washington, D.C. region, reported financial and operating results today for the quarter ended September 30, 2013:

Third Quarter 2013 Highlights

•	Generated Core Funds from Operations (FFO) of $0.46 per diluted share for the quarter

•	Improved same-store physical occupancy in the office portfolio 30 bps and multifamily portfolio 100 bps over second quarter 2013

•	Produced same-store net operating income growth of 1.5% over third quarter of 2012

•
Executed 86 new and renewal leases totaling 480,495 square feet at an average rental rate increase of 4.0% over in-place rents for new leases and average rental rate increase of 11.7% over in-place rents for renewal leases

•	Entered into four separate contracts with a single buyer to sell the medical office portfolio and two office assets for $500,750,000

•	Named Paul T. McDermott as the company's new President and Chief Executive Officer

•	Acquired The Paramount, a 135 unit apartment building located in Arlington, Virginia, on October 1, 2013, subsequent to quarter end

“We have made significant strides repositioning our portfolio into our three core business lines: multifamily, office and retail, continuing our live, work, shop strategic focus on urban, metro-centric assets as well as assets in exceptional demographic areas. When the closing of our medical office portfolio sale and expected reinvestment of the proceeds are complete, we will have recycled roughly one-third of our total market capitalization over the past three years," said Paul T. McDermott, President and Chief Executive Officer.

Financial Highlights

Core Funds from Operations(1), defined as Funds from Operations(1) (“FFO”) excluding acquisition expense, gains or losses on extinguishment of debt, severance expense and impairment, was $30.6 million, or $0.46 per diluted share for the quarter ended September 30, 2013, compared to $31.9 million, or $0.48 per diluted share for the prior year period. FFO for the quarter ended September 30, 2013 was $30.2 million, or $0.45 per diluted share, compared to $32.1 million, or $0.48 per diluted share, in the same period one year ago.

Net income attributable to the controlling interests for the quarter ended September 30, 2013 was $5.8 million, or $0.09 per diluted share, compared to $9.6 million, or $0.14 per diluted share, in the same period one year ago.

Operating Results

The Company's overall portfolio Net Operating Income (“NOI”)(2) was $42.6 million compared to $41.9 million in the same period one year ago and $42.2 million in the second quarter of 2013. Overall portfolio physical occupancy for

Washington Real Estate Investment Trust

the third quarter was 88.7%, compared to 89.2% in the same period one year ago and 89.1% in the second quarter of 2013.

Same-store(3) portfolio physical occupancy for the third quarter was 89.6%, compared to 90.0% in the same period one year ago. Same-store portfolio NOI for the third quarter increased 1.5% compared to the same period one year ago and rental rate growth was 2.2%.

▪
Office: 55.7% of Total NOI - Office properties' same-store NOI for the third quarter increased 1.5% compared to the same period one year ago. Rental rate growth was 1.7% while same-store physical occupancy increased 10 bps to 86.4%. Sequentially, same-store physical occupancy increased 30 bps compared to the second quarter of 2013.

▪
Retail: 25.3% of Total NOI - Retail properties' same-store NOI for the third quarter increased 1.8% compared to the same period one year ago. Rental rate growth was 3.3% while same-store physical occupancy decreased 140 bps to 91.4%. Sequentially, same-store physical occupancy decreased 180 bps compared to the second quarter of 2013.

▪
Multifamily: 19.0% of Total NOI - Multifamily properties' same-store NOI for the third quarter increased 1.3% compared to the same period one year ago. Rental rate growth was 2.6% while same-store physical occupancy decreased 70 bps to 94.1%. Sequentially, same-store physical occupancy increased 100 bps compared to the second quarter of 2013.

Leasing Activity

During the third quarter, WRIT signed commercial leases totaling 480,495 square feet, including 202,394 square feet of new leases and 278,101 square feet of renewal leases, as follows (all dollar amounts are on a per square foot basis):

	Square Feet	Weighted Average Term (in years)	Weighted Average Rental Rates	Weighted Average Rental Rate % Increase	Tenant Improvements	Leasing Commissions and Incentives
New:
Office	147,194	11.1	$33.06	1.2%	$55.91	$46.07
Retail	49,396	9.8	23.45	18.1%	15.21	10.49
Medical Office	5,804	5.2	40.01	1.1%	17.51	17.22
Total	202,394	10.6	30.91	4.0%	44.88	36.56

Renewal:
Office	140,894	6.6	$42.04	8.2%	$19.79	$19.50
Retail	112,736	7.3	24.43	21.7%	0.25	1.57
Medical Office	24,471	3.0	29.48	7.2%	4.67	2.82
Total	278,101	6.5	33.80	11.7%	10.54	10.77

Acquisition and Disposition Activity

WRIT announced that it has entered into four separate contracts with a single buyer to sell all of its medical office assets and two office assets comprising a total of 1.5 million square feet. The portfolio consists of 17 medical office buildings and two suburban office buildings, 6565 Arlington Boulevard and Woodholme Center, as well as a land parcel located in Alexandria, Virginia. Management projects the closing date for the first two transactions to be November 12, 2013 and the outside closing date for the second two transactions to be January 31, 2014. The combined sale price is $500,750,000, or $329 per square foot.

Subsequent to quarter end, WRIT acquired The Paramount, a 135 unit apartment building located in Arlington, Virginia, for $48.2 million. The purchase price values the units at approximately $345,000 per unit, based on an average unit size of 1,015 square feet. The capitalization rate for the transaction is approximately 5.2%. The Paramount is a seventeen-story building with a two-level below grade parking garage located at 1425 South Eads Street and is within

Washington Real Estate Investment Trust

walking distance to both the Crystal City and Pentagon City Metro Stations (Blue and Yellow lines). The property was built in 1984 and is 94% occupied. WRIT funded the acquisition with available capacity on its line of credit.

2013 Updated Guidance

Fourth quarter 2013 NOI and occupancy are projected to be consistent with third quarter 2013 for the same-store portfolio. The first two transactions of the medical office portfolio sale are expected to close on November 12, 2013 and projected to negatively impact the fourth quarter Core FFO by $0.04 per diluted share. Partially offsetting this amount will be the impact of the acquisition of The Paramount, which is expected to have a positive $0.01 per diluted share quarterly impact to Core FFO. The fourth quarter general and administrative expenses are expected to increase $0.07 to $0.08 per diluted share. This increase is attributable to an estimated $0.03 to $0.04 per diluted share charge pursuant to the 2011-2013 long-term incentive compensation plan and a projected $0.04 per diluted share impact related to severance costs associated with the departing CEO and the employees affected by the medical office portfolio sale. Severance costs are excluded from Core FFO. Thus, the overall 2013 Core FFO per diluted share is projected to be $1.76-$1.78, with the fourth quarter Core FFO per diluted share projected to be $0.39-$0.41.

Dividends

On September 30, 2013, WRIT paid a quarterly dividend of $0.30 per share.

Conference Call Information

The Conference Call for 3rd Quarter Earnings is scheduled for Thursday, October 24, 2013 at 11:00 A.M. Eastern time. Conference Call access information is as follows:

USA Toll Free Number:            1-877-407-9205
International Toll Number:        1-201-689-8054

The instant replay of the Conference Call will be available until November 7, 2013 at 11:59 P.M. Eastern time. Instant replay access information is as follows:

USA Toll Free Number:            1-877-660-6853
International Toll Number:        1-201-612-7415
Conference ID:                100295

The live on-demand webcast of the Conference Call will be available on the Investor section of WRIT's website at www.writ.com. On-line playback of the webcast will be available for two weeks following the Conference Call.

About WRIT

WRIT is a self-administered, self-managed, equity real estate investment trust investing in income-producing properties in the greater Washington metro region. WRIT owns a diversified portfolio of 70 properties, totaling approximately 8 million square feet of commercial space and 2,675 multifamily units, and land held for development. These 70 properties consist of 25 office properties, 17 medical office properties, 16 retail centers and 12 multifamily properties. WRIT shares are publicly traded on the New York Stock Exchange (NYSE:WRE).
Note: WRIT's press releases and supplemental financial information are available on the company website at www.writ.com or by contacting Investor Relations at (301) 984-9400.
Certain statements in our earnings release and on our conference call are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially. Such risks, uncertainties and other factors include, but are not limited to, the potential for federal government budget reductions, changes in general and local economic and real estate market conditions, the timing and pricing of lease transactions, the timing of the closings on the sale of the medical office portfolio, the availability and cost of capital, fluctuations in interest rates, tenants' financial conditions, levels of competition, the effect of government regulation, the impact of newly adopted accounting principles, and other risks and uncertainties detailed from time to time in our filings with the SEC, including our 2012 Form 10-K and subsequent Quarterly Reports on Form 10-Q. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Washington Real Estate Investment Trust

(1) Funds From Operations (“FFO”) - The National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) defines FFO (April, 2002 White Paper) as net income (computed in accordance with generally accepted accounting principles (“GAAP”)) excluding gains (or losses) associated with sales of property, impairment of depreciable real estate and real estate depreciation and amortization. FFO is a non-GAAP measure and does not replace net income as a measure of performance or net cash provided by operating activities as a measure of liquidity. We consider FFO to be a standard supplemental measure for equity real estate investment trusts (“REITs”) because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which historically assumes that the value of real estate assets diminishes predictably over time. Since real estate values have instead historically risen or fallen with market conditions, we believe that FFO more accurately provides investors an indication of our ability to incur and service debt, make capital expenditures and fund other needs.

Core Funds From Operations (“Core FFO”) is calculated by adjusting FFO for the following items (which we believe are not indicative of the performance of WRIT's operating portfolio and affect the comparative measurement of WRIT's operating performance over time): (1) gains or losses on extinguishment of debt, (2) costs related to the acquisition of properties, (3) severance expense related to corporate reorganization and related to the CEO's retirement and (4) property impairments not already excluded from FFO, as appropriate. These items can vary greatly from period to period, depending upon the volume of our acquisition activity and debt retirements, among other factors. We believe that by excluding these items, Core FFO serves as a useful, supplementary measure of WRIT's ability to incur and service debt and to distribute dividends to its shareholders. Core FFO is a non-GAAP and non-standardized measure and may be calculated differently by other REITs.

(2) Net Operating Income (“NOI”), defined as real estate rental revenue less real estate expenses, is a non-GAAP measure. NOI is calculated as net income, less non-real estate revenue and the results of discontinued operations (including the gain on sale, if any), plus interest expense, depreciation and amortization, general and administrative expenses, acquisition costs and real estate impairment. We provide NOI as a supplement to net income calculated in accordance with GAAP. As such, it should not be considered an alternative to net income as an indication of our operating performance. It is the primary performance measure we use to assess the results of our operations at the property level.

(3) For purposes of evaluating comparative operating performance, we categorize our properties as “same-store” or “non-same-store”. A same-store property is one that was owned for the entirety of the periods being evaluated. A non-same-store property is one that was acquired or placed into service during either of the periods being evaluated.

(4) Funds Available for Distribution (“FAD”) is a non-GAAP measure. It is calculated by subtracting from FFO (1) recurring expenditures, tenant improvements and leasing costs that are capitalized and amortized and are necessary to maintain our properties and revenue stream and (2) straight-line rents, then adding (3) non-real estate depreciation and amortization, (4) amortization of restricted share and unit compensation, and adding or subtracting amortization of lease intangibles, as appropriate. We consider FAD to be a measure of a REIT's ability to incur and service debt and to distribute dividends to its shareholders. FAD is a non-standardized measure and may be calculated differently by other REITs.

Physical Occupancy Levels by Same-Store Properties (i) and All Properties
	Physical Occupancy
	Same-Store Properties		All Properties
	3rd QTR	3rd QTR	3rd QTR	3rd QTR
Segment	2013	2012	2013	2012
Multifamily	94.1%	94.8%	94.1%	94.8%
Office	86.4%	86.3%	86.1%	86.2%
Medical Office	—%	—%	84.6%	85.0%
Retail	91.4%	92.8%	91.4%	92.8%

Overall Portfolio	89.6%	90.0%	88.7%	89.2%

(i) Same-Store properties include all stabilized properties that were owned for the entirety of the current and prior year reporting periods. We consider newly constructed properties to be stabilized when they achieve 90% occupancy. For Q3 2013 and Q3 2012, same-store properties exclude:

Acquisitions: none;

Also excluded from Same-Store Properties in Q3 2013 and Q3 2012 are:

Sold Properties: 1700 Research Boulevard, Plumtree Medical Center and the Atrium Building;

Held for Sale Properties: Medical Office Portfolio (Woodholme Center, 6565 Arlington Boulevard, 2440 M Street, 15001 Shady Grove Road, 15505 Shady Grove Road, 19500 at Riverside Park (formerly Lansdowne Medical Office Building), 9707 Medical Center Drive, CentreMed I and II, 8301 Arlington Boulevard, Sterling Medical Office Building, Shady Grove Medical Village II, Alexandria Professional Center, Ashburn Farm Office Park I, II and III, Woodholme Medical Office Building, Woodburn Medical Park I and II, and Prosperity Medical Center I, II and III.)

Washington Real Estate Investment Trust

WASHINGTON REAL ESTATE INVESTMENT TRUST
FINANCIAL HIGHLIGHTS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
OPERATING RESULTS	2013	2012	2013	2012
Revenue
Real estate rental revenue	$65,828	$64,471	$196,303	$190,134
Expenses
Real estate expenses	23,243	22,527	69,467	64,820
Depreciation and amortization	21,168	21,682	63,328	63,593
Acquisition costs	148	(164)	448	144
General and administrative	3,850	3,173	11,717	10,943
	48,409	47,218	144,960	139,500
Real estate operating income	17,419	17,253	51,343	50,634
Other income (expense):
Interest expense	(15,930)	(14,886)	(47,944)	(43,983)
Other income	220	237	705	733
	(15,710)	(14,649)	(47,239)	(43,250)

Income from continuing operations	1,709	2,604	4,104	7,384

Discontinued operations:
Income from operations of properties sold or held for sale	4,131	3,233	11,139	9,642
Gain on sale of real estate	—	3,724	3,195	3,724
Net income	5,840	9,561	18,438	20,750
Less: Net income attributable to noncontrolling interests in subsidiaries	—	—	—	—
Net income attributable to the controlling interests	$5,840	$9,561	$18,438	$20,750

Income from continuing operations	1,709	2,604	4,104	7,384
Continuing operations real estate depreciation and amortization	21,168	21,682	63,328	63,593
Funds from continuing operations(1)	$22,877	$24,286	$67,432	$70,977

Income from operations of properties sold or held for sale	4,131	3,233	11,139	9,642
Discontinued operations real estate depreciation and amortization	3,215	4,536	12,161	14,210
Funds from discontinued operations	7,346	7,769	23,300	23,852

Funds from operations(1)	$30,223	$32,055	$90,732	$94,829

Tenant improvements	(3,957)	(5,216)	(13,850)	(11,639)
External and internal leasing commissions capitalized	(3,746)	(2,144)	(8,694)	(6,823)
Recurring capital improvements	(1,917)	(1,362)	(4,949)	(5,893)
Straight-line rents, net	(578)	(847)	(1,404)	(2,527)
Non-cash fair value interest expense	255	216	764	673
Non real estate depreciation & amortization of debt costs	939	987	2,830	2,943
Amortization of lease intangibles, net	129	(32)	256	(35)
Amortization and expensing of restricted share and unit compensation	1,215	1,206	3,588	3,944
Funds available for distribution(4)	$22,563	$24,863	$69,273	$75,472

Note: Certain prior period amounts have been reclassified to conform to the current presentation for discontinued operations.

Washington Real Estate Investment Trust

		Three Months Ended September 30,		Nine Months Ended September 30,
Per share data:		2013	2012	2013	2012
Income from continuing operations	(Basic)	$0.03	$0.04	$0.06	$0.11
	(Diluted)	$0.03	$0.04	$0.06	$0.11
Net income	(Basic)	$0.09	$0.14	$0.27	$0.31
	(Diluted)	$0.09	$0.14	$0.27	$0.31
Funds from continuing operations	(Basic)	$0.34	$0.37	$1.01	$1.07
	(Diluted)	$0.34	$0.37	$1.01	$1.07
Funds from operations	(Basic)	$0.45	$0.48	$1.36	$1.42
	(Diluted)	$0.45	$0.48	$1.36	$1.42

Dividends paid		$0.3000	$0.3000	$0.9000	$1.1675

Weighted average shares outstanding		66,410	66,246	66,403	66,227
Fully diluted weighted average shares outstanding		66,561	66,379	66,545	66,363

Washington Real Estate Investment Trust

WASHINGTON REAL ESTATE INVESTMENT TRUST
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)

	September 30, 2013	December 31, 2012
	(unaudited)	(unaudited)
Assets
Land	$418,008	$418,008
Income producing property	1,624,617	1,587,375
	2,042,625	2,005,383
Accumulated depreciation and amortization	(548,549)	(497,057)
Net income producing property	1,494,076	1,508,326
Development in progress	55,580	45,270
Total real estate held for investment, net	1,549,656	1,553,596
Investment in real estate held for sale, net	346,157	364,999
Cash and cash equivalents	7,923	19,105
Restricted cash	7,547	13,423
Rents and other receivables, net of allowance for doubtful accounts of $8,271 and $10,442 respectively	48,619	46,904
Prepaid expenses and other assets	110,116	107,303
Other assets related to properties sold or held for sale	18,337	19,046
Total assets	$2,088,355	$2,124,376

Liabilities
Notes payable	$846,576	$906,190
Mortgage notes payable	290,838	319,025
Lines of credit	85,000	—
Accounts payable and other liabilities	57,116	50,094
Advance rents	11,749	12,925
Tenant security deposits	7,639	7,642
Liabilities related to properties sold or held for sale	31,275	32,357
Total liabilities	1,330,193	1,328,233

Equity
Shareholders' equity
Preferred shares; $0.01 par value; 10,000 shares authorized; no shares issued and outstanding	—	—
Shares of beneficial interest, $0.01 par value; 100,000 shares authorized; 66,500 and 66,437 shares issued and outstanding, respectively	665	664
Additional paid-in capital	1,148,837	1,145,515
Distributions in excess of net income	(395,816)	(354,122)
Total shareholders' equity	753,686	792,057

Noncontrolling interests in subsidiaries	4,476	4,086
Total equity	758,162	796,143

Total liabilities and equity	$2,088,355	$2,124,376

Washington Real Estate Investment Trust

The following tables contain reconciliations of net income to same-store net operating income for the periods presented (in thousands):

Quarter Ended September 30, 2013	Multifamily	Office	Retail	Total
Same-store net operating income(3)	$8,098	$23,758	$10,783	$42,639
Add: Net operating income from non-same-store properties(3)	—	(54)	—	(54)
Total net operating income(2)	$8,098	$23,704	$10,783	$42,585
Add/(deduct):
Other income				220
Acquisition costs				(148)
Interest expense				(15,930)
Depreciation and amortization				(21,168)
General and administrative expenses				(3,850)
Income from operations of properties sold or held for sale				4,131
Net income				5,840
Less: Net income attributable to noncontrolling interests in subsidiaries				—
Net income attributable to the controlling interests				$5,840

Quarter Ended September 30, 2012	Multifamily	Office	Retail	Total
Same-store net operating income(3)	$7,992	$23,410	$10,589	$41,991
Add: Net operating income from non-same-store properties(3)	—	(47)	—	(47)
Total net operating income(2)	$7,992	$23,363	$10,589	$41,944
Add/(deduct):
Other income				237
Acquisition costs				164
Interest expense				(14,886)
Depreciation and amortization				(21,682)
General and administrative expenses				(3,173)
Income from operations of properties sold or held for sale				3,233
Gain on sale of real estate				3,724
Net income				9,561
Less: Net income attributable to noncontrolling interests in subsidiaries				—
Net income attributable to the controlling interests				$9,561

Washington Real Estate Investment Trust

The following tables contain reconciliations of net income to same-store net operating income for the periods presented (in thousands):

Period Ended September 30, 2013	Multifamily	Office	Retail	Total
Same-store net operating income(3)	$23,934	$68,627	$31,750	$124,311
Add: Net operating income from non-same-store properties(3)	—	2,525	—	2,525
Total net operating income(2)	$23,934	$71,152	$31,750	$126,836
Add/(deduct):
Other income				705
Acquisition costs				(448)
Interest expense				(47,944)
Depreciation and amortization				(63,328)
General and administrative expenses				(11,717)
Income from operations of properties sold or held for sale				11,139
Gain on sale of real estate				3,195
Net income				18,438
Less: Net income attributable to noncontrolling interests in subsidiaries				—
Net income attributable to the controlling interests				$18,438

Period Ended September 30, 2012	Multifamily	Office	Retail	Total
Same-store net operating income(3)	$24,056	$68,850	$31,531	$124,437
Add: Net operating income from non-same-store properties(3)	—	877	—	877
Total net operating income(2)	$24,056	$69,727	$31,531	$125,314
Add/(deduct):
Other income				733
Acquisition costs				(144)
Interest expense				(43,983)
Depreciation and amortization				(63,593)
General and administrative expenses				(10,943)
Income from operations of properties sold or held for sale				9,642
Gain on sale of real estate				3,724
Net income				20,750
Less: Net income attributable to noncontrolling interests in subsidiaries				—
Net income attributable to the controlling interests				$20,750

Washington Real Estate Investment Trust

The following table contains a reconciliation of net income attributable to the controlling interests to core funds from operations for the periods presented (in thousands, except per share data):
		Three Months Ended September 30,		Nine Months Ended September 30,
		2013	2012	2013	2012
Net income attributable to the controlling interests		$5,840	$9,561	$18,438	$20,750
Add/(deduct):
Real estate depreciation and amortization		21,168	21,682	63,328	63,593
Discontinued operations:
Gain on sale of real estate		—	(3,724)	(3,195)	(3,724)
Real estate depreciation and amortization		3,215	4,536	12,161	14,210
Funds from operations(1)		30,223	32,055	90,732	94,829
Add/(deduct):
Acquisition costs		148	(164)	448	144
Severance expense		250	—	333	—
Core funds from operations(1)		$30,621	$31,891	$91,513	$94,973

		Three Months Ended September 30,		Nine Months Ended September 30,
Per share data:		2013	2012	2013	2012
Funds from operations	(Basic)	$0.45	$0.48	$1.36	$1.42
	(Diluted)	$0.45	$0.48	$1.36	$1.42
Core FFO	(Basic)	$0.46	$0.48	$1.37	$1.43
	(Diluted)	$0.46	$0.48	$1.37	$1.42

Weighted average shares outstanding		66,410	66,246	66,403	66,227
Fully diluted weighted average shares outstanding		66,561	66,379	66,545	66,363